UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 18, 2009

THE FINOVA GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11011	86-0695381
(Commission File Number)	(IRS Employer Identification No.)

8320 N. Hayden Road, Suite C112,
Scottsdale Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 624-4988
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Reference is made to the Registrant’s prior disclosure with respect to certain pending legal proceedings against the Registrant and its subsidiary, FINOVA Capital Corporation (collectively, the “Company”) contained in the Registrant’s previous filings with the Securities and Exchange Commission.

With respect to the Thaxton Life Partners, Inc. (“TLP”) matter, as previously disclosed, a hearing was held in August 2009 before a panel of the American Arbitration Association. On September 18, 2009, the panel issued a unanimous Final Award, determining that neither the evidence nor the law supported an award against the Company, concluding that the plaintiffs in the TLP action were not entitled to obtain any recovery against the Company.

With respect to the motion regarding distributions to stockholders, the Company has been advised by the Clerk of the Third Circuit Court of Appeals that the case will be submitted on briefs on October 2, 2009 and that no oral argument will be heard on the matter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009	THE FINOVA GROUP INC.
By:	/s/ Richard A. Ross

Richard A. Ross

Senior Vice President

Chief Financial Officer and Treasurer

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